UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2007
__________________________________________________
Date of Report (Date of earliest event reported)

EYI INDUSTRIES, INC.
_____________________________________________________
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-29803
(Commission File Number)

88-0407078
(IRS Employer Identification No.)

7865 Edmonds Street, Burnaby, BC Canada
(Address of principal executive offices)

V3N 1B9
(Zip Code)

604-759-5031
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Approval of 2007 Stock Incentive Plan

On February 1, 2007, the Board of Directors of EYI Industries, Inc., a Nevada corporation ("EYI"), adopted, the 2007 Stock Incentive
Plan (the "Incentive Plan"). The Incentive Plan provides for the issuance of stock options and shares of common stock, par value $0.001 per share (the "Common Stock") of EYI, for up to 250,000,000 shares (subject to adjustment) of Common Stock to officers, directors, key employees and consultants of EYI and its subsidiaries. Options granted to employees under the Incentive Plan, including directors and officers who are employees, may be incentive stock options or non-qualified stock options.

The Incentive Plan is administered by the Board of Directors or a committee designated by the Board of Directors. Subject to the provisions of the Incentive Plan, the Board of Directors or the committee has the authority to determine the officers, employees and consultants to whom options will be granted, the number of shares covered be each option, vesting rights and the terms and conditions of each option that is granted to them. No participant may be granted incentive stockoptions under the Incentive Plan (or any other plans of EYI) that would result in incentive stock options to purchase shares of Common Stock with an aggregate Fair Market
Value (as defined in the Incentive Plan)(measured on the date of grant) of more than $100,000 first becoming exercisable by the participant in any one calendar year. Notwithstanding any other provision of the Incentive Plan to the contrary, no incentive stock option shall be granted to any person who, at the time the option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Internal Revenue Code of 1986, as amended)possessing mroe than 10% of the total combined voting power of all clases of stock of EYI, unless at the time the Incentive Stock Option is granted the exercise procie is at leset 110% of the fair market value of the Common Stock subject to the option and the incentive stock option by its terms is not exercisable for more than five years from the date of grant. Options granted pursuant to the Option Plan are exercisable no later than ten years after the grant date.

The exercise price per share of common stock for options granted under the Incentive Plan will be determined by the Board of Directors and shall be equal to or greater than the fair market value of the Common Stock on the date of the grant. No option can be granted under the Incentive Plan after January 31, 2017.

The Incentive Plan is filed with this report as an exhibit.

ITEM 3.02 Unregistered Sale of Equity Securities.

On February 2, 2007, the Board of Directors of EYI approved grants of stock options under the Incentive Plan totaling 236,250,000 shares of Common Stock in the aggregate. The name, number options, exercise price and vesting schedule is set for below:

   Name	   # Of Shares Granted  Exercise Price  Grant Date  Vesting Schedule    Expiration Date

Jay Sargeant	120,000,000	$0.0052	       01/02/2007 100%  01/02/2007	01/02/2012
Dori O'Neill	80,000,000	$0.0052	       01/02/2007 100%  01/02/2007	01/02/2012
33 Employees 	36,250,000	$0.0052	       01/02/2007 1/4 on each of first,   01/02/2012
                                                          second, third and fourth anniversaries
Total	        236,250,000


ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1  2007 Stock Incentive Plan


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934,as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYI INDUSTRIES, INC.

Date: February 12, 2007

By: /s/ Jay Sargeant
Jay Sargeant
President and Chief Executive Officer